EXHIBIT (5)

                [Letterhead of Haskell Slaughter Young & Rediker, L.L.C.]

                                  June 28, 2002

HEALTHSOUTH Corporation
One HealthSouth Parkway
Birmingham, Alabama  35243

         Re:      Registration Statement on Form S-8
                  Regarding Amended and Restated 1993
                  Consultants Stock Option Plan

Gentlemen:

         We have served as counsel for HEALTHSOUTH Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1993, as amended, of an aggregate of 1,000,000 shares (the "Shares") of the Company's authorized Common Stock, par value $.01 per share, to be issued to participants of the above-referenced plan (the "Plan"), pursuant to the Company's Registration Statement on Form S-8 relating thereto (the "Registration Statement"). This opinion is furnished to you pursuant to the requirements of Form S-8.

         In connection with this opinion, we have examined or are familiar with the originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares as we have deemed necessary and appropriate in order to enable us to render the opinion below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies.

         Based  upon  the   foregoing,   and   having   regard  for  such  legal
considerations we have deemed relevant, it is our opinion that:

         1. The Shares have been duly authorized; and

         2. Upon issuance, sale and delivery of the Shares as contemplated in the Registration Statement and the Plan, the Shares will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                Very truly yours,

                                HASKELL SLAUGHTER YOUNG & REDIKER, L.L.C.



                                By  /s/ Robert E. Lee Garner
                                  --------------------------
                                      Robert E. Lee Garner